UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Ms. Karen Puckett as New Director

On January 29, 2009, Harte-Hanks, Inc. (“Harte-Hanks”) announced by press release that, effective January 28, 2009, Ms. Karen A. Puckett has been elected to Harte-Hanks’ Board of Directors (the “Board”). Ms. Puckett has been appointed as a member of the Compensation Committee of the Board. Ms. Puckett is currently the President and Chief Operating Officer of CenturyTel, Inc., and has served as CenturyTel’s Chief Operating Officer since 2000. CenturyTel is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through its broadband and fiber transport networks, and is headquartered in Monroe, Louisiana.

Ms. Puckett will receive the following compensation for her services on the Board and the Compensation Committee, as provided by Harte-Hanks’ current compensation program for its independent directors:

•	$45,000 annual cash retainer for her Board service;

•	cash meeting fees ($2,000 per in-person Board meeting attended; $1,000 per in-person Committee meeting attended; and $750 per telephonic Board meeting or telephonic Committee meeting attended);

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Ms. Puckett may elect to receive all or a portion of her cash compensation otherwise payable for her services in shares of Harte-Hanks’ common stock. These shares of common stock are granted as soon as administratively practicable following the end of each of Harte-Hanks’ fiscal quarters. The number of shares delivered is based on the fair market value of one share of Harte-Hanks’ common stock on the New York Stock Exchange as of the last day of the immediately preceding quarter, in accordance with the Harte-Hanks 2005 Omnibus Incentive Plan; and

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Ms. Puckett will receive an initial equity award consisting of 5,000 shares of restricted common stock, plus the annual 2009 director grant of $50,000 of shares of restricted common stock, with a grant date of February 5, 2009 (which is the fixed annual grant date previously selected for long-term incentive awards, as described in Harte-Hanks’ 2008 proxy statement) and which vest 100% on the third anniversary of their grant date. The $50,000 of shares of restricted stock is calculated based on the fair market value of one share of Harte-Hanks’ common stock on the New York Stock Exchange as of the time of grant, in accordance with the Harte-Hanks 2005 Omnibus Incentive Plan and the other terms and conditions set forth in the applicable form of award agreement under the 2005 Omnibus Incentive Plan.

Compensation for President and Chief Executive Officer Larry Franklin

On December 15, 2008, Harte-Hanks previously announced by press release and in a Form 8-K that current Chairman of the Board Larry Franklin would, in addition to remaining Chairman, become President and Chief Executive Officer effective January 1, 2009, and that Mr. Franklin’s compensation in his new role as President and Chief Executive Officer had not yet been determined.

On January 29, 2009, Mr. Franklin’s compensation as President and Chief Executive Officer was approved by Harte-Hanks’ Compensation Committee, as described below. This compensation is in lieu of his previous annual Chairman’s fee of $180,000. Mr. Franklin also receives pension payments and deferred compensation payments arising out of pre-existing compensation arrangements based on his former service as an executive officer of Harte-Hanks.

•	annual base salary of $300,000 per year,

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eligibility for an annual bonus of up to 200% of his annual base salary, subject to Harte-Hanks’ achievement of performance goals established by the Compensation Committee each year for the executive annual incentive plan,

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eligibility to elect to receive up to 100% of his 2009 bonus award (which would be payable in early 2010) in the form of restricted common stock, which would vest 100% on the third anniversary of the date of grant, allowing Mr. Franklin to receive 100% of the value of the forgone cash portion of his bonus in such shares of restricted stock,

•	automobile allowance of $1,325 per month,

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participation in Harte-Hanks’ current non-qualified pension restoration plan, which has been filed as Exhibit 10.1 to Harte-Hanks’ Form 8-K, dated June 27, 2008, and is incorporated herein by reference,

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eligibility to elect to participate in Harte-Hanks’ existing deferred compensation plan, which has been filed as Exhibit 10.3 to Harte-Hanks’ Form 8-K, dated June 27, 2008, and is incorporated herein by reference,

•	eligibility for company-paid life insurance benefits consisting of 10 annual payments of $90,000 each, payable over the 10-year period following death, and

•	other benefits generally available to Harte-Hanks’ employees, such as participation in company health and welfare plans and receipt of 401(k) matching payments.

Mr. Franklin also will receive options to purchase 300,000 shares of Harte-Hanks common stock, with an exercise price equal to the fair market value of one share of Harte-Hanks common stock on the New York Stock Exchange as of the grant date, in accordance with Harte-Hanks 2005 Omnibus Incentive Plan (the “2005 Plan”). These options would vest in equal 25% increments on each of the second, third, fourth, and fifth anniversaries of their grant date and expire on the tenth anniversary of their grant date. The options will have a grant date of February 5, 2009, which is the fixed annual grant date previously selected for long-term incentive awards, as described in Harte-Hanks’ 2008 proxy statement. The options are granted pursuant to the 2005 Plan and the applicable form of award agreement, which has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference. Mr. Franklin will also be eligible for future long-term incentive plan awards in accordance with Harte-Hanks’ then-applicable compensation practices for executives.

Harte-Hanks will also enter into a standard form change in control severance agreement with Mr. Franklin, the form of which has been previously filed by Harte-Hanks with the Securities and Exchange Commission (as indicated in Item 9.01 of this Form 8-K) and described in Harte-Hanks’ 2008 proxy statement. The following description of the company’s standard form severance agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is incorporated herein by reference. Pursuant to the agreement, if, after a “change in control” of Harte-Hanks, Mr. Franklin (i) is terminated other than for “cause” (as defined in the agreement), death or disability, (ii) elects to terminate his employment after specified adverse actions are taken by Harte-Hanks or (iii) elects to terminate his employment for any reason during the thirty-day period following the first anniversary of a change of control of Harte-Hanks, then Mr. Franklin would be entitled to:

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severance compensation in a lump sum cash amount equal to 200% of the sum of (A) his annual base salary in effect immediately prior to the change in control or termination date, whichever is larger, plus (B) the average of his bonus or incentive compensation for the two fiscal years preceding the change in control or termination date, whichever is larger,

•	a cash payment sufficient to cover health insurance premiums for a period of 18 months,

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accelerated vesting of all unvested options, restricted stock and performance units previously granted to Mr. Franklin (Mr. Franklin’s equity awards would vest upon the change in control without regard to termination of his employment), and

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a tax gross up payment to Mr. Franklin, to the extent that amounts due to Mr. Franklin in connection with a change of control would result in an excess parachute payment within the meaning of applicable federal tax regulations.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the matters described under Item 5.02, under the subheading “Appointment of Ms. Karen Puckett as New Director,” is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished herewith:

Exhibit No.	Description
10.1	Form of Change of Control Severance Agreement (incorporated by reference to Exhibit 10.4 to Harte-Hanks’ Form 8-K, dated June 27, 2008)

99.1	Furnished Press Release of Harte-Hanks, Inc. dated January 29, 2009, titled, “Harte-Hanks Announces New Director Karen Puckett”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: February 2, 2009

By:	/s/ Bryan J. Pechersky
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Form of Change of Control Severance Agreement (incorporated by reference to Exhibit 10.4 to Harte-Hanks’ Form 8-K, dated June 27, 2008)

99.1	Furnished Press Release of Harte-Hanks, Inc. dated January 29, 2009, titled, “Harte-Hanks Announces New Director Karen Puckett”